UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2007

PLURISTEM LIFE SYSTEMS, INC
(Exact name of registrant as specified in its charter)

NEVADA	001-31392	98-0351734

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel	31905

(Address of principal executive offices)	(Zip Code)

011 972 4 850 1080
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On November 6, 2007, the registrant sold and issued 80,000,000 units, each consisting of one share of common stock and one common share purchase warrant, with one such warrant entitling the holder to purchase one share of the registrant’s common stock at a price of $0.025 per share for a period of five years. In consideration, the registrant received an aggregate of $1million in cash. This issuance was made as part and under the terms of the registrant’s private placement (“Private Placement”) announced in the registrant’s Current Report on Form 8-K on May 24, 2007, whereby the registrant announced that $5,000,000 of the Private Placement proceeds were to be received in installments starting six months from closing of the Private Placement. The securities were issued to non U.S. persons relying on Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended (“1933 Act”) and to US persons relying on Rule 506 of Regulation D promulgated under the 1933 Act.

SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.
(registrant)

By: /s/ Zami Aberman
Date: November 6, 2007
Name: Zami Aberman
Title: Chief Executive Officer